Exhibit  99.1

INTERACTIVE BROKERS GROUP ANNOUNCES RECORD FIRST QUARTER RESULTS

REPORTS INCOME BEFORE TAXES AND MINORITY INTEREST OF $374.0 MILLION ON $528.4 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.66

GREENWICH, CONN, April 24, 2008 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.66 for the quarter ended March 31, 2008, compared to pro forma diluted earnings per share of $0.31 for the same period in 2007.

Net revenues were $528.4 million and income before income taxes and minority interest was $374.0 million for the quarter, compared to net revenues of $330.8 million and income before income taxes of $190.3 million for the same period in 2007.

Business Highlights

•                  Earnings per share increased by 112.9% from the year ago quarter and 43.5% sequentially.

•                  70.8% pre-tax margin for this quarter.

•                  Consolidated equity of operating companies surpassed $4 billion.

•                  Market Making pre-tax income grew 108.4% from the year ago quarter.

•                  79.6% Market Making pre-tax margin for this quarter.

•                  Electronic Brokerage pre-tax income up 66.6% from the year ago quarter.

•                  45.1% Electronic Brokerage pre-tax margin for this quarter.

•                  Cleared DARTs increased to 303,000, or 59.5%, from the year ago quarter.

“We are pleased to once again be able to report an all time record quarter,” said Thomas Peterffy, our Chairman and CEO.  “This is especially satisfying at a time when many other brokers are facing challenging times. Our pretax profits of $374 million for the quarter put us among the most profitable brokers in the industry.

We feel that our results validate our very cautious approach to market and counterparty risk.  Our 70.8% pretax profit margin proves that we have been on the right track aggressively pursuing technology based solutions to risk control, market making and brokerage processes. Our strong capital base was helpful at a time of constrained liquidity in the markets.

We have positioned ourselves to benefit from the global spread of equity culture, the growing investor class, the popularity of derivatives and the increasing acceptance of electronic trading and investing.  We are committed to continuing to automate, and to push forward with our global penetration of the evolving electronic market place.”

Segment Overview

Electronic Brokerage

Electronic Brokerage segment income before income taxes grew 66.6% in the quarter ended March 31, 2008 compared to the same period in 2007.  This growth was driven by higher revenues from commission and execution fees, offset by a small decline in net interest income.  Pre-tax margin increased from 36.7% in the first quarter of 2007 to 45.1% for this quarter, reflecting leverage from automation.  Total DARTs for cleared and execution-only customers increased 44.5% to 354,000 during the three months ended March 31, 2008, compared to 245,000 during the three months ended March 31, 2007.  Cleared DARTs increased by 59.5% to 303,000 for the three months ended March 31, 2008 compared to the same period in 2007.

Market Making

Market Making segment income before income taxes increased 108.4% in the quarter ended March 31, 2008 compared to the same period in 2007.  Pre-tax margin expanded to 79.6% in this quarter from 66.0% in the same quarter of 2007.  High market volumes and volatility demonstrated the benefits of our automated trading system and integrated real time risk management.  Market Making options contract volume in the quarter ended March 31, 2008 increased by 38.3% from the same period in 2007.

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, April 24, 2008, at 5:30 p.m. EDT to discuss its first quarter results. Investors who would like to listen to the conference call live should dial 877-627-6582 (U.S. domestic) and 719-325-4863 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 70 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex and bonds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES:

(in 000’s, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752

1Q2007	22,844		15,587		4,423		42,854		703
1Q2008	25,811	13%	27,550	77%	4,716	7%	58,077	36%	952

CONTRACT AND SHARE VOLUMES:

(in 000’s, except %)

TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%

1Q2007	159,056		18,643		10,422,130
1Q2008	202,104	27%	28,034	50%	13,868,099	33%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%

1Q2007	99,603		3,586		5,978,287
1Q2008	137,767	38%	5,380	50%	7,035,193	18%

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%

1Q2007	59,453		15,057		4,443,843
1Q2008	64,337	8%	22,654	50%	6,832,906	54%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

CONTRACT AND SHARE VOLUMES, Continued

(in 000's, except %)

BROKERAGE CLEARED

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%

1Q2007	10,070		14,529		4,003,834
1Q2008	16,801	67%	21,958	51%	5,913,872	48%

* Includes options on futures

BROKERAGE STATISTICS

(in 000’s, except % and where noted)

	1Q2008	1Q2007	% Change
Total Accounts	99	82	21%
Customer Equity (in billions) *	$9.2	$6.9	33%

Cleared DARTs	303	190	60%
Total Customer DARTs	354	245	45%

(in $’s, except DART per account)

Avg. Commission per DART	$4.32	$4.69
Avg. DART per Account (Annualized)	788	601
Avg. Net Revenue per Account (Annualized)	$4,645	$4,069

* Excludes non-customers (i.e., officers, directors and affiliated parties)

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

		Three Months
		Ended March 31,
		2008	2007
		(in millions)

Market Making	Net revenues	$403.3	$233.3
	Non-interest expenses	82.3	79.3

	Income before income taxes	$321.0	$154.0

	Pre-tax profit margin	80%	66%

Electronic Brokerage	Net revenues	$128.2	$94.5
	Non-interest expenses	70.4	59.8

	Income before income taxes	$57.8	$34.7

	Pre-tax profit margin	45%	37%

Corporate*	Net revenues	$(3.1)	$3.0
	Non-interest expenses	1.7	1.4

	Income before income taxes	$(4.8)	$1.6

Total	Net revenues	$528.4	$330.8
	Non-interest expenses	154.4	140.5

	Income before income taxes and minority interest	$374.0	$190.3

	Pre-tax profit margin	71%	58%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	Actual 2008	Pro forma 2007
	(in millions, except share and per share data)

Revenues:
Trading gains	$378.6	$198.8
Commissions and execution fees	88.2	56.3
Interest income	143.9	184.5
Other income	30.8	24.7

Total revenues	641.5	464.3

Interest expense	113.1	133.5

Total net revenues	528.4	330.8

Non-interest expenses:
Execution and clearing	87.1	90.2
Employee compensation and benefits	41.4	32.8
Occupancy, depreciation and amortization	8.5	6.0
Communications	4.0	3.4
General and administrative	13.4	8.1

Total non-interest expenses	154.4	140.5

Income before income taxes and minority interest	374.0	190.3

Income tax expense	33.4	12.3
Minority interest	(313.4)	(165.2)

Net income	$27.2	$12.8

Earnings per share
Basic	$0.68	$0.32
Diluted	$0.66	$0.31

Weighted average common shares outstanding
Basic	40,143,860	40,142,196
Diluted	401,292,908	401,317,851

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2008	December 31, 2007
	(in millions)
Assets
Cash and cash equivalents	$695.4	$521.8
Cash and securities – segregated for regulatory purposes	5,544.4	5,232.6
Securities borrowed	6,862.5	6,862.0
Trading assets, at fair value	15,889.3	16,857.5
Receivable from customers, net of allowance	1,955.4	1,916.1
Receivable from brokers, dealers and clearing organizations	1,630.8	2,484.2
Other assets	612.8	667.9

Total assets	$33,190.6	$34,542.1

Liabilities and stockholders’ equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$13,523.2	$14,315.9
Securities loaned	4,827.7	4,968.9
Short-term borrowings	1,266.5	1,415.7
Other payables:
Customers	7,489.8	7,630.7
Brokers, dealers and clearing organizations	1,135.6	1,568.6
Other payables	617.0	608.0
	9,242.4	9,807.3

Senior notes payable and senior secured credit facility	315.1	460.5
Minority interest	3,571.0	3,165.4
Stockholder’s equity	444.7	408.4

Total liabilities and stockholders’ equity	$33,190.6	$34,542.1

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

1Q07 PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended March 31, 2007
	Historical	Adjustments	Pro Forma(1)
	(in millions, except share and per share data)
Statement of Income Data:
Revenues:
Trading gains	$198.8	$—	$198.8
Commissions and execution fees	56.3	—	56.3
Interest income	184.5	—	184.5
Other income	24.7	—	24.7

Total revenues	464.3	—	464.3

Interest expense	133.5	—	133.5

Total net revenues	330.8	—	330.8

Non-interest expenses:
Execution and clearing	90.2	—	90.2
Employee compensation and benefits	32.8	—	32.8
Occupancy, depreciation and amortization	6.0	—	6.0
Communications	3.4	—	3.4
General and administrative(2)	8.1	—	8.1

Total non-interest expenses	140.5	—	140.5

Income before income taxes and minority interest	190.3	—	190.3
Income tax expense(3),(4)	6.1	6.2	12.3
Minority interest(5)	—	(165.2)	(165.2)

Net income	$184.2	$(171.4)	$12.8

Earnings per share(6)
Basic			$0.32
Diluted			$0.31

Weighted average common shares outstanding
Basic			40,142,196
Diluted			401,317,851

See accompanying notes to unaudited pro forma consolidated statement of income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Represents adjustments to reflect the following:

(1)                                  Pro forma earnings per share calculation (i) includes the restricted shares of Common Stock that have been issued or are to be issued pursuant to the 2007 ROI Unit Stock Plan and (ii) issuance of restricted shares of Common Stock pursuant to the 2007 Stock Incentive Plan, but excludes shares of Common Stock that are issuable in the future pursuant to the 2007 Stock Incentive Plan.  These amounts have been updated to reflect actual shares granted and issued under these plans, which were estimated in the company’s Registration Statement and Form 10-Q as originally filed.

(2)                                  Adjusted for Delaware franchise taxes that will be payable, estimated at $0.165 million annually.

(3)                                  The income tax adjustment of $6.2 million for the three month period ended March 31, 2007 represents the sum of the incremental current and deferred income tax expense for this period (referenced in note 4 below).  This adjustment is $0.3 million higher than the originally filed pro forma consolidated statement of income, which reflects the shares granted and issued under the stock plans (referenced in note 1 above) and an update to the estimated deferred tax asset (referenced in note 4 below).

(4)                                  Subsequent to the IPO, additional deferred income tax expense will be $25.4 million, calculated on a straight line basis, resulting from the amortization of the deferred tax asset of $380.8 million arising from the acquisition of the 10.3% member interest in IBG LLC (see note 3 above) over 15 years.  Of this amount, $4.4 million would have been amortizable for the three month period ended March 31, 2007 under current tax law.  This additional deferred income tax expense is, however, fully offset by reduced current income tax expense in calculating the total provision for income taxes. The $131.5 million increase in the deferred tax asset (offset by a $111.8 million increase in liabilities), from the amount estimated in the company’s Registration Statement and Form 10-Q as originally filed, reflects an update to the deferred tax asset computation for additional tax benefits we expect to derive.

(5)                                  Adjusted for the approximate 89.7% interest in IBG LLC that IBG Holdings LLC holds arising from the Recapitalization and the IPO, including initial share issuances pursuant to employee equity incentive plans (see note 1 above). The adjustments are equal to 89.7% of total net income for the three month period presented.

(6)                                  Basic pro forma earnings per share are calculated based on 40.1 million shares of Common Stock and 100 shares of Class B common stock being outstanding.  Diluted earnings per share are calculated based on an assumed purchase by us of all remaining IBG LLC membership interests held by IBG Holdings LLC and the issuance by us of 360 million shares of Common Stock, resulting in a total of 401.3 million shares deemed outstanding as of the beginning of each period. There is no impact on earnings per share for such purchase and issuance because 100% of net income before minority interest would be available to common stockholders as IBG Holdings LLC would no longer hold a minority interest, and the full difference between the book and tax basis of IBG LLC’s assets would also be available for reducing income tax expense. Therefore, the net income utilized to calculate diluted earnings per share would be $124 million for the three month period ended March 31, 2007.

Diluted weighted average common shares outstanding include 1.2 million shares of Common Stock to be issued pursuant to the 2007 ROI Unit Stock Plan.  Shares of Common Stock to be issued in connection with the 2007 Stock Incentive Plan have been excluded from diluted weighted average common shares outstanding because such shares are non-dilutive.